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Exhibit 24

Power of Attorney

        Each person whose signature appears below (other than Tom Burmeister with respect to himself) hereby constitutes and appoints Tom Burmeister, the Chief Financial Officer of Rinker Group Limited (the "Company"), and Peter Abraham, the Company Secretary of the Company, and each of them severally, his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead in any and all capacities the Registration Statement on Form S-8 of the Company relating to the registration under the U.S. Securities Act of 1933, as amended, of the Company's ordinary shares represented by its American Depositary Shares to be sold pursuant to the Rinker Materials Corporation 401(k) Retirement Savings Plan, and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the U.S. Securities and Exchange Commission, granting unto each of said attorneys full power to act with or without the other, and full power and authority to do and perform, in his name and on his behalf, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ DAVID CLARKE David Clarke Director and Principal Executive Officer
/s/ TOM BURMEISTER Tom Burmeister Principal Financial and Accounting Officer and Authorized Representative in the U.S.
/s/ JOHN MORSCHEL John Morschel Director and Chairman of the Board of Directors
/s/ JOHN ARTHUR John Arthur Director
/s/ MARSHALL CRISER Marshall Criser Director
/s/ JOHN INGRAM John Ingram Director
/s/ WALTER REVELL Walter Revell Director

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  Exhibit 24
Power of Attorney